Exhibit 10.1


                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

     AGREEMENT, made this 10th day of September, 2002, by and between CORPORATE MANAGEMENT SERVICES, INC. ("Shareholder"), Capital Dome ("Capital"), a Colorado Corporation, and Plexus-Plastic Corp. ("Plexus") an Oklahoma corporation, is for the purpose of setting forth the terms and conditions upon which Corporate Management Services, Inc. will sell to Plexus 800,000 shares of Capital's common stock.

     In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                               SALE OF SECURITIES

     1.01 Subject to the terms and conditions of this Agreement, the Shareholder agrees to sell, and Plexus agrees to purchase, 800,000 shares of the common stock of Capital for $40,000.

     1.02 Upon the execution of this Agreement, Plexus will tender a cashiers check or wire transfer funds in the amount of $40,000 to Corporate Management Services, Inc., which amount will be payment in full of the shares described above. Closing is considered to be at the time that the terms of this agreement are fulfilled and Plexus takes possession of the stock certificates representing the 800,000 shares of common stock and Corporate Management Services, Inc. delivers all documents described below and all terms of this agreement are fulfilled.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     Capital represents and warrants to Plexus the following:

     2.01 Organization. Capital is a corporation duly organized, validly existing, and in good standing under the laws of Colorado, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Colorado. All actions taken by the Incorporators, Directors and/or shareholders of Capital have been valid and in accordance with the laws of the State of Colorado.

     2.02 Capital. The authorized capital stock of Capital consists of 20,000,000 shares of common stock, no par value, of which 1,230,000 shares are issued and outstanding. All outstanding shares are fully paid and non assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Capital to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of Capital are subject to any stock restriction agreements. There are approximately 47 shareholders of Capital. All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Colorado corporate law.

     2.03 Financial Statements. Audited financial statements will be provided at the closing and will include the balance sheets of Capital as of April 30, 2002, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by Capital throughout the periods indicated, and fairly present the financial position of Capital as of the date of the balance sheet included in the financial statements, and the results of its operations for the periods indicated. Additionally, Shareholder will provide Plexus with Capital's 10-KSB for the period ending April 30, 2002.

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     2.04 Absence of Changes. Since April 30, 2002, there has not been any change in the financial condition or operations of Capital except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse and will be fully disclosed.

     2.05 Liabilities. Capital did not as of April 30, 2002, and at the signing of this Agreement, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected in Capital's balance sheet as of April 30, 2002. Capital is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving its directors, officers or its common stock. There is no dispute of any kind between Capital and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Capital will be free from any and all liabilities, liens, claims and/or commitments .

     2.06 Tax Returns. Within the times and in the manner prescribed by law, Capital has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Capital have been audited by the Internal Revenue Service. "The provision for taxes, if any, reflected in Capital's balance sheet as of April 30, 2002, is adequate for any and all federal, state, county, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Capital

     2.07 Ability to Carry Out Obligations. The Shareholder has the right, power, and authority to enter into, and perform their obligations under this Agreement. The execution and delivery of this Agreement by the Shareholder and the performance by the Shareholder of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Capital or the Shareholder is a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Capital to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Capital or upon the securities of Capital acquired by Plexus.

     2.08 Full Disclosure. None of representations and warranties made by Capital or the Shareholder, or in any certificate or memorandum furnished or to be furnished by Capital or the Shareholder, or on their behalf, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

     2.09 Contracts and Leases. Capital does not and has never carried on any business. Capital is not a party to any contract, agreement or lease. No person holds a power of attorney from Capital.

     2.10 Compliance with Laws. Capital has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to Capital. Capital has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities.

     2.11 Litigation. Capital is not (and has not been) a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Shareholders, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Capital. Capital is not subject to or in default with respect to any order, injunction or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

     2.12 Conduct of Business. Prior to the closing, Capital shall conduct its business in the normal course, and shall not (without the prior written approval of Plexus) (i) sell, pledge, or assign any assets (ii) amend its Articles of Incorporation or Bylaws, (iii) declare dividends, redeem or sell stock or other securities, (iv) incur any liabilities, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

     2.13 Corporate Documents. Copies of each of the following documents, which are true, complete and correct in all material respects, will be attached to and made a part of this Agreement:

          (i)    Articles of Incorporation;

          (ii)   Bylaws;

          (iii)  Organizational Consent of Shareholders;

          (iv)   Consent of Directors;

          (v)    List of Officers and Directors;

          (vi)   List of Shareholders;

          (vii) 10-KSB including Balance Sheet as of April 30, 2002, together with other financial statements described in Section 2.03;

          (viii) Secretary of State Filing Receipt;

          (ix)   Copies of all federal and state income tax returns of Capital;

          (x)    Stock register and stock certificate records of Capital;

          (xi)   Form 10SB

     2.14 Closing Documents. All minutes, consents or other documents pertaining to Capital to be delivered at closing shall be valid and in accordance with the laws of Colorado.

     2.15 Title. The Shareholders have good and marketable title to all of the securities to be sold to Plexus pursuant to this Agreement. The securities to be sold to Plexus will be, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of such shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares. Except as provided in this Agreement, the Shareholders are not parties to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be sold to Plexus There Is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Shares by Plexus impair, restrict or delay voting rights with respect to the Shares.

                                   ARTICLE III

                                INVESTMENT INTENT

     3.01 Plexus agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration ("Transfer") only pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of Capital

     3.02 Plexus on behalf of Capital agrees to use its best efforts to file a registration statement the Securities and Exchange Commission to register, at Plexus' or Capital's sole expense, the resale of at least all of the Capital shares issued to all of the Capital Shareholders of record on the date of this Agreement 60 days after acquiring the shares being purchased hereby or 30 days after the completion of a private placement being contemplated by Plexus whichever is the later to occur, and to use his best efforts to have that registration statement declared effective at the earliest practicable date thereafter and to thereafter use best efforts to establish a public market for Capital's common stock. Shareholder agrees to cooperate in all respects with this endeavor and to assist Plexus in any reasonable way.

     3.03 Subsequent to the transfer contemplated hereby Plexus, on behalf of Capital will not unduly delay or refuse to render a legal opinion to provide any other reasonable assistance to permit current Shareholders of Capital to transfer their securities, once a public market for the Capital shares develops.

                                   ARTICLE IV

                                     CLOSING

     The closing of this transaction will occur when all of the documents and/or consideration described below has been delivered. Unless the closing of this transaction takes place on or before August 1, 2002, then either party may terminate this Agreement. As part of the closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

By the Shareholder:
-------------------

     A. A certificate or certificates for 800,000 shares of Capital common stock, registered in names so designated by Plexus or Associates as designated.

     B. The resignation of all officers of Capital.

     C. The resignation of all the directors of Capital.

     D. A Board of Directors resolution appointing directors as designated by Plexus.

     E. Certified Audited financial statements of Capital which shall include a balance sheet dated as of April 30, 2002 and statements of operations, stockholders' equity and cash flows for the twelve month period then ended.

     F. All of the business and corporate records of Capital, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts.

By Plexus:
----------

     A. A cashiers check or wired funds made payable to Corporate Management Services, Inc. in the amount of $40,000 representing the payment in full for the 800,000 shares of Capital common stock.

                                    ARTICLE V

                                    REMEDIES

     5.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Littleton, Colorado in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     5.02 Indemnification. Each party agrees to indemnify the others against all actual losses, damages and expenses caused by (i) any material breach of this Agreement or any material misrepresentation of any party contained herein or
(ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.01 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     6.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement In writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     6.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     6.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     6.05 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     6.06 Significant Changes The Shareholder understands that significant changes may be made in the capitalization and/or stock ownership of Capital, which changes could involve a reverse stock split and/or the issuance of additional shares of common stock, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of Capital.

     6.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

     6.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

If to Shareholders or Capital:

George Andrews, Corporate Management Services, Inc., 7899 West Frost Drive, Littleton, CO 80128

If to Plexus:

2005 East 7th Place, Tulsa, Oklahoma 74104

     6.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     6.10 Effect of Closing. All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the closing and shall survive the closing of this Agreement.

     6.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     AGREED AND ACCEPTED as of the date first above written.

     Corporate Management Services, Inc.


     By: /s/ George Andrews
     ----------------------
     George Andrews, President


     Capital Dome, Inc.


     By: /s/ George Andrews
     ----------------------
     George Andrews, President


     Plexus-Plastic Corp.


     By: /s/ Wayne Ford
     ------------------
     Wayne Ford, President